                                                                      Exhibit 12


                               ArvinMeritor, Inc.
               Computation of Ratio of Earnings to Fixed Charges
                      Fiscal Year Ended September 30, 2001

Earnings Available for Fixed Charges:

    Pre-tax income from continuing operations                            $    63

Adjustments:
    Undistributed income of affiliates                                        20
                                                                         -------
                                                                              83
Add fixed charges included in earnings:
    Interest expense                                                         142
    Interest element of rentals                                                7
                                                                         -------
      Total                                                                  149
                                                                         -------

    Total earnings available for fixed charges:                          $   232
                                                                         -------

Fixed Charges:
    Fixed charges included in earnings                                   $   149
    Capitalized interest                                                       2
                                                                         -------
    Total fixed charges                                                  $   151
                                                                         -------

    Ratio of Earnings to Fixed Charges (1)                                  1.54
                                                                         =======


    1 = "Earnings" are defined as pre-tax income from continuing operations, adjusted for undistributed earnings of less than majority owned subsidiaries and fixed charges excluding capitalized interest.
    "Fixed charges" are defined as interest on borrowings (whether expensed or capitalized), the portion of rental expense applicable to interest, and amortization of debt issuance costs.